         Revlon Announces Subscription Price and Offering Terms for its
                          $110 Million Rights Offering

Amends Bank Credit Agreement, Investment Agreement and Line of Credit

     NEW YORK--Feb. 17, 2006--Revlon, Inc. (NYSE: REV) today announced, in conjunction with its previously-announced $110 million rights offering, the subscription price and the number of subscription rights needed to purchase one share of Revlon, Inc. Class A common stock.

     Pursuant to the rights offering, Revlon will distribute, at no charge, one transferable subscription right for each share of Class A common stock and Class
B common stock held by each stockholder of record as of 5:00 p.m. New York City time, on February 13, 2006 (the "Record Date"). Each subscription right will enable rights holders to purchase 0.1057 of a share of Revlon's Class A common stock. As fractional shares of Class A common stock will not be issued, in order to acquire one share of Revlon's Class A common stock in the rights offering, a rights holder will need to hold ten rights. The subscription price for each share of Class A common stock is $2.80 per share.

     In addition, the subscription rights include an over-subscription privilege pursuant to which each rights holder that exercises its basic subscription privilege in full (as described in the prospectus supplement being mailed on or about February 17, 2006 to stockholders of record as of the Record Date) may also subscribe for additional shares at the same subscription price of $2.80 per share, to the extent that other rights holders (other than MacAndrews & Forbes
Holdings, Inc. and its affiliates) ("M&F") do not exercise their subscription rights in full. If a sufficient number of shares are not available to fully satisfy the over-subscription privilege requests, the available shares will be sold pro-rata among subscription rights holders who exercised their over-subscription privilege, based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege.

     The proceeds from the rights offering are expected to be used, together with available cash, to redeem approximately $110 million aggregate principal amount of the 8 5/8% Senior Subordinated Notes due 2008 of Revlon Consumer
Products Corporation ("RCPC"), Revlon's wholly-owned operating subsidiary, in satisfaction of the applicable requirements under RCPC's bank credit agreement.

     While Revlon cannot provide assurances that a trading market will develop, the subscription rights are expected to trade on the NYSE beginning February 22,
2006 under the symbol "REV RT".

     M&F, Revlon's majority stockholder, which is wholly-owned by Ronald O.
Perelman, has agreed not to exercise its basic subscription privilege. Instead, pursuant to a Stock Purchase Agreement between M&F and Revlon, M&F has agreed to purchase, in a private placement directly from Revlon, the shares of the Class A common stock that it would otherwise have been entitled to subscribe for pursuant to its basic subscription privilege in the rights offering (equal to approximately 60% of the shares available for purchase under the subscription rights distributed in the rights offering, or approximately $66 million). M&F has also agreed not to exercise its over-subscription privilege in the rights offering, which will maximize the shares available for purchase by other stockholders pursuant to their over-subscription privileges. However, if any shares remain following the exercise of the basic subscription privilege and the over-subscription privilege by other rights holders, M&F will back-stop the rights offering by purchasing, also in a private placement directly from Revlon, the remaining shares of Class A common stock offered but not purchased by other rights holders. As a result of this back-stop, Revlon is assured of raising $110 million in gross proceeds, through a combination of the rights offering and the sale of

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shares in the private placement including, if necessary, the back-stop, to M&F.

     The rights offering materials, including a prospectus supplement and the subscription rights certificates, are being mailed on or about February 17, 2006 to stockholders of record as of the Record Date. The prospectus supplement will contain important information about the rights offering. Stockholders are urged to read the prospectus supplement when it becomes available. Rights holders will have until the expiration date of the rights offering to exercise their subscription rights. The expiration date of the rights offering will be on March
20, 2006, unless extended by Revlon.

     The Company also announced that RCPC had completed the amendment to its bank credit agreement, dated July 9, 2004 (the "Credit Agreement"), which will enable RCPC to exclude, from various financial covenants under the Credit
Agreement, certain charges in connection with its previously-announced organizational realignment, as well as some start-up investment charges incurred by Revlon in 2005 related to the launch of its new Vital Radiance brand and the re-launch of Almay.

     Revlon also announced that, pursuant to its intention to conduct a further
$75 million underwritten public offering of its Class A common stock by June 30,
2006, it entered into an amendment to its Investment Agreement with M&F. The amendment extends M&F's back-stop of a further $75 million equity issuance from
March 31, 2006 until June 30, 2006 to, among other things, provide Revlon with sufficient time to complete, following the rights offering, an underwritten public offering, the proceeds of which would be transferred by Revlon to RCPC to be available for general corporate purposes.

     Lastly, Revlon also announced that RCPC had entered into an amendment to its $87 million 2004 Senior Unsecured Line of Credit from M&F extending the term of such line of credit until the consummation of the $75 million equity issuance.

     About Revlon

     Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at
www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com.
Corporate and investor relations information can be accessed at
www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Vital
Radiance(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

     Forward-Looking Statements

     Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Revlon, Inc.
(the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the
Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events, including Revlon's plans to conduct the proposed rights offering and private placement, to use the proceeds therefrom to redeem outstanding debt securities, and to conduct a further $75 million equity issuance. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the
Company's Annual

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Report on Form 10-K/A for the fiscal year ended December 31, 2004, 2005
Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the
SEC during 2005 and 2006 (which may be viewed on the SEC's website at
http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the Company's inability to consummate, in whole or in part, the proposed rights offering and private placement, the redemption of outstanding debt securities or the further $75 million equity issuance. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites shall not be considered a "free writing prospectus" under the SEC's
Rule 405 of the Securities Act of 1933, as amended, unless specifically identified as such.

    CONTACT: Revlon, Inc.
             Investor Relations:
             Maria A. Sceppaguercio, 212-527-5230
             or
             Media:
             Scott Behles, 212-527-4718

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